UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: September 25, 2007

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 25, 2007, Monogram Biosciences, Inc., or Monogram, announced that it had entered into a master collaboration and research agreement and related license agreement with The NSABP Foundation, Inc., a non-profit corporation, pursuant to which Monogram and The NSABP Foundation will collaborate on research relating to the prediction of outcome to, or selection for treatment of, Herceptin in breast cancer patients. The agreements provide for access by Monogram to tissue samples from up to 1,600 breast cancer patients treated with Herceptin in the adjuvant setting as participants in the NSABP B 31 study. Monogram will pay annual license fees to The NSABP Foundation and additional royalties if Monogram successfully develops and commercializes certain products resulting from the licensed rights.

Other studies, previously conducted, or in process, by Monogram relate to various cohorts of patient samples from patients with metastatic breast cancer. The NSABP B31 study was a pivotal study in the approval of Herceptin for adjuvant use. Monogram’s studies related to its VeraTag Assays as potential predictors of response to Herceptin in both metastatic and adjuvant settings will continue in parallel with each other.

Forward Looking Statements

Certain statements in this 8-K filing are forward-looking. These forward-looking statements include references to the potential for VeraTag Assays as potential predictors of response to Herceptin in both metastatic and adjuvant settings and the potential development and commercialization of VeraTag products. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to the initiation, successful completion and outcome of ongoing and future studies of VeraTag Assays; risks related to the implementation of the collaboration with NSABP Foundation, Inc.; whether the FDA or any other agency will decide to further regulate our products or services; the ultimate validity and enforceability of our patent applications and patents; the possible infringement of the intellectual property of others; whether licenses to third party technology will be available; whether we are able to build brand loyalty and expand revenues; and whether we will be able to raise sufficient capital in the future, if required. For a discussion of these and other factors that may cause our actual events to differ from those projected, please refer to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We do not undertake, and specifically disclaim any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc. (Registrant)

	By:	/s/ Alfred G. Merriweather
Date: September 25, 2007		Alfred G. Merriweather
Senior Vice President and Chief Financial Officer